EXHIBIT 20.1

                        STATE OF FLORIDA MERGER FILINGS


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                           FLORIDA DEPARTMENT OF STATE
                                Katherine Harris
                               Secretary of State




September 13, 1999


GARY APPELBLATT
3610 AMERICAN RIVER DRIVE, SUITE 112
SACRAMENTO, CA 95864





Re: Document Number P99000074437

The Articles of Merger were filed August 30, 1999, for CATHTECH GROUP, INC. which changed its name to GOLDENACCESS.COM, INC., the surviving Florida entity.

Should you have any further questions concerning this matter, please feel free to call(850) 487-6050, the Amendment Filing Section.

Carol Mustain
Corporate Specialist
Division of Corporations                             Letter Number: 999A00045058















      Division of Corporation - P.O. Box 6327 - Tallahassee, Florida 32314
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                                 LAW OFFICES OF
                               Gary M. Appelblatt
                         3610 American Drive, Suite 112
                              Sacramento, CA 95864

Gary M. Appelblatt*                                              Telephone
(916) 486-4200
Mary Driscoll                                                    Fascimilie
(916) 485-1735

*Admitted in California and Florida




                                                                 August 27, 1999




Department of State
Divisions of Corporations
Post Office Box 6327
Tallahassee, FL 32314

      RE:   GOLDENACCESS.COM, INC.

Dear  Sir or Madam:

      Enclosed please find an original and two (2) copies of the Articles of Merger for the above-named corporation. Please notice that the original signature pages are signed in counterparts. I do not require certification.

      Enclosed please find a check made payable to the Department of State, Divisions of Corporations, in the amount of $70.00.

      We've also enclosed a self addressed postage paid envelope for the endorsed return copies. Thank you.

                                   Sincerely,



                                          Gary M. Appelblatt


GMA/smb
Enclosure


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                              ARTICLES OF MERGER
                                Merge Sheet


MERGING:


GOLDENACCESS.COM, INC> a Florida corporation, document P97000052555


                                       INTO

CATHTECH GROUP, INC. which changed its name to

      GOLDENACCESS.COM,INC. a Florida entity, P99000074437.

File date: August 30, 1999

Corporate Specialist: Carol Mustain


Division of Corporations-P.O. Box 6327-Tallahassee, FLorida 32314

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